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                                                                 EXHIBIT 23.1

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


Universal Standard Healthcare, Inc.
Southfield, Michigan

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated February 20, 1998 except for Note 7 which is as of March 12, 1998 relating to the consolidated financial statements and schedule of Universal Standard Healthcare, Inc. ("the Company") appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1997.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                                           BDO SEIDMAN, LLP

Troy, Michigan
July 6, 1998





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